UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-KCURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2016
Horsehead Holding Corp. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)
4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205 (Address of principal executive offices, including zip code)
724-774-1020 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On March 3, 2016, Horsehead Holding Corp. (the “Company”) and its direct and indirect wholly-owned subsidiaries Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc. (together with the Company, the “Debtors”) entered into Amendment No. 1 (the “Amendment”) to the Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of February 8, 2016 (the “DIP Credit Agreement”), with the lenders party thereto (the “DIP Lenders”) and Cantor Fitzgerald Securities, as administrative agent.
Pursuant to the Amendment, the definition of “Maturity Date” was amended to remove the possibility that the DIP facility could mature on the earlier of (i) the expiration date of the interim order of the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approving the DIP facility, or (ii) February 23, 2016, if a final DIP order of the Bankruptcy Court or a final DIP recognition order of the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) had not been entered by then. These amendments were made to refresh the definition of “Maturity Date” as the event in clause (i) occurred with the entry of the final DIP order on March 3, 2016 and the event in clause (ii) had been the subject of a previous waiver by the DIP Lenders.
The Amendment also clarifies that the DIP Lenders do not have recourse to, and the collateral securing the DIP facility does not include, the proceeds from avoidance actions prosecuted against any trade creditor of one or more of the Debtors.
Finally, the Amendment updated the milestones that the Debtors are required to comply with in the Chapter 11 proceedings as follows:

•	On or prior to March 3, 2016, the Bankruptcy Court had to have entered the final DIP order (this milestone was met on March 3, 2016);

•	On or prior to March 4, 2016, the Canadian Court had to have entered a final DIP recognition order (this milestone was met on March 3, 2016);

•
On or prior to March 28, 2016, the Debtors shall have filed a plan of reorganization acceptable to the DIP Lenders holding more than 75% of total loans and commitments under the DIP facility, an ad hoc group of holders of the Company’s senior secured notes, and the Debtors, and a disclosure statement with respect to the plan of reorganization;

•	No later than May 2, 2016, the Bankruptcy Court shall have entered an order approving the disclosure statement of the plan of reorganization;

•	No later than May 4, 2016, the Canadian Court shall have entered an order approving the disclosure statement of the plan of reorganization;

•	No later than June 11, 2016, the Bankruptcy Court shall have entered an order confirming the plan of reorganization;

•	No later than June 13, 2016, the Canadian Court shall have entered an order confirming the plan of reorganization; and

•	No later than June 26, 2016, the Debtors shall consummate the transactions contemplated by the plan of reorganization.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.
Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

10.1
Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Credit, Security and Guaranty Agreement, dated as of March 3, 2016, by and among the Horsehead Holding Corp., Horsehead Corporation, Horsehead Metal Products, LLC, The International Metals Reclamation Company, LLC and Zochem Inc., as borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Cantor Fitzgerald Securities, as administrative agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2016	HORSEHEAD HOLDING CORP.

By: /s/ Robert D. Scherich____________
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

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